                                                                    EXHIBIT 3.30

                          CERTIFICATE OF INCORPORATION
                                       OF
                           MARATHON LETOURNEAU COMPANY

         FIRST. The name of the corporation is MARATHON LeTOURNEAU COMPANY.

         SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each of such shares is One Dollar ($1.00).

         FIFTH. The name and mailing address of the incorporator is Robert H. Whilden, Jr., 2200 First City National Bank Building, Houston, Texas 77002.

         SIXTH. The name and mailing address each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

      NAMES                                          ADDRESSES
-----------------                         --------------------------------
Wayne I. Harbin                           801 Houston Natural Gas Building
                                          Houston, Texas  77002

Eldor P. Nuss                             801 Houston Natural Gas Building
                                          Houston, Texas 77002

James F. O'Haren                          801 Houston Natural Gas Building
                                          Houston, Texas 77002

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

         EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as provided in the Bylaws. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         NINTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of June, 1971.

                                     /s/ Robert H. Whilden, Jr.
                                     -----------------------------------
                                     Robert H. Whilden, Jr.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/15/1994
                                                              944019355 - 772923

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

-    Marathon LeTourneau Company
     ___________________________________________________________________________
     a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

- FIRST: That at a meeting of the Board of Directors of Marathon LeTourneau Company resolutions were duty adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

         "The name of the corporation is MLTC Company__________________________
         ______________________________________________________________________
         ______________________________________________________________________
         ____________"

- SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholder of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

- FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

- IN WITNESS WHEREOF, said Marathon LeTourneau Company has caused this certificate to be signed by

     J. Earl Beckman, its President and S. Maria Narisi, its Secretary this 11th day of February, 1994.


                                BY: /s/ J. Earl Beckham
                                    -------------------------------------------
                                         J. Earl Beckman
                                         President

                                ATTEST: /s/ S. Maria Narisi
                                        ---------------------------------------
                                          S. Maria Narisi
                                          Secretary